Exhibit 99.1

GOLDEN MINERALS REPORTS SECOND QUARTER 2011 RESULTS

GOLDEN, CO — (MARKETWIRE) — August 8, 2011 — Golden Minerals Company (“Golden Minerals” or the “Company”) (NYSE Amex: AUMN) (TSX: AUM) announces results for the second quarter 2011.

Second Quarter 2011 Results

For the second quarter 2011, Golden Minerals recorded a net loss of $18.6 million, which included $9.1 million of expense related to the El Quevar project, $4.3 million of exploration expense and $3.9 million of administrative expense.

At June 30, 2011, Golden Minerals’ aggregate cash and short-term investments totaled $86.2 million, which included $85.0 million of cash and cash equivalents and $1.2 million in short term investments.

As previously disclosed, during January 2010 the Company acquired Hochschild Mining Group’s 35% interest in Minera El Quevar S.A. in exchange for 400,000 shares of its common stock and a Common Stock Purchase Warrant (the “Warrant’) to acquire 300,000 shares of its common stock exercisable for three years at an exercise price of $15.00 per share.  On April 13, 2011, Hochschild exercised the Warrant on a cashless exercise basis as permitted by the terms of the Warrant, which resulted in the issuance to Hochschild of 104,889 net shares of the Company’s common stock on April 15, 2011.  Following the exercise of the Common Stock Purchase Warrant, the Company has no warrants outstanding.

Merger with ECU Silver Mining Inc.

On June 24, 2011, Golden Minerals announced that it had entered into a definitive agreement (the “Transaction”) with ECU Silver Mining Inc. (“ECU”) to engage in a business combination transaction pursuant to which the Company will acquire all of the outstanding common shares, options and warrants of ECU, and ECU will become the Company’s wholly-owned subsidiary.  Per the terms of the Transaction, ECU shareholders will receive 0.05 shares of the Company’s common stock and Cdn$0.000394 in cash for each ECU common share held immediately prior to the consummation of the Transaction and the Company will issue options and warrants to purchase its common stock as replacement options and warrants to current holders of ECU options and warrants.  The replacement options and warrants will be in quantities and strike prices based on the 0.05 exchange ratio. The Transaction will be considered a merger of equals and will provide the Company with access to ECU’s position in one of Mexico’s most prolific silver belts, and to a producing mine with

GOLDEN MINERALS COMPANY

350 Indiana Street — Suite 800 — Golden, Colorado 80401 —  Telephone (303) 839-5060 —  Fax (303) 839-5907

significant potential growth prospects at ECU’s Velardeña project.  The Company anticipates that the transaction will close in early September 2011.

Private Placement

In conjunction with the Transaction announced above, on June 24, 2011 the Company also announced that it had entered into a subscription agreement pursuant to which the Company agreed to purchase from ECU Cdn$15.0 million principal amount of 0.0% convertible senior unsecured notes in a private placement.  On July 13, 2011, the private placement was completed and ECU and the Company executed a 0.0% Convertible Senior Unsecured Note due June 30, 2012 (the “Note”). Details of this agreement were filed with the SEC on Form 8-K on July 19, 2011.

Additional information pertaining to the Transaction may be found on the Golden Minerals website at www.goldenminerals.com.

About Golden Minerals

Golden Minerals is a Delaware corporation based in Golden, Colorado, primarily engaged in the advancement of its pipeline of exploration projects in Mexico and South America. The Company has a portfolio of more than 40 exploration projects, including the El Quevar project in the Salta Province of northwestern Argentina, and advanced stage drilling projects in Mexico and Peru. The Company’s experienced management team has proven in-house ability to explore, develop and operate mining projects.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and applicable Canadian securities laws, including statements regarding the timing and completion of the Transaction with ECU, the anticipated benefits of the Transaction and the planned and potential exploration and development opportunities of the Company following the Transaction.  These statements are subject to risks and uncertainties, including risks regarding the parties’ ability to obtain the required securityholder, court, regulatory and third party approvals on a timely basis, risks regarding the integration of the two entities, and incorrect assessments of the values of the other entity.  Golden Minerals Company assumes no obligation to update this information. Additional risks relating to Golden Minerals Company may be found in the periodic and current reports filed with the Securities and Exchange Commission by Golden Minerals Company, including the Annual Report on Form 10-K for the year ended December 31, 2010.

Additional Information and Where to Find It

In connection with Golden Minerals’ and ECU’s solicitation of proxies with respect to the meetings of shareholders of Golden Minerals and securityholders of ECU to be called with respect to the proposed Transaction, Golden Minerals has filed a proxy statement with the Securities and Exchange Commission (“SEC”) and ECU has filed a management information circular with Canadian securities regulatory authorities.  The Golden Minerals proxy statement is first being mailed to stockholders on August 2, 2011.  SECURITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT OR MANAGEMENT INFORMATION CIRCULAR, AS APPLICABLE, WHEN DISTRIBUTED TO SECURITYHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the Golden Minerals proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov and a free copy of the ECU management information circular and other relevant documents filed with Canadian securities authorities, including technical reports relating to the Golden Minerals and ECU properties, at www.sedar.com. Stockholders of Golden Minerals will also be able to obtain a free copy of the proxy statement and other relevant documents by directing a request by mail or telephone to Golden Minerals, 350 Indiana Street, Suite 800, Golden, Colorado 80401 or (303) 839-5060, or from Golden Minerals’ website, www.goldenminerals.com.  Shareholders of ECU will also be able to obtain a free copy of the management information circular and other relevant documents by directing a request by mail or telephone to ECU, 87 Front Street East, 2nd Floor, Toronto, Ontario M5E 1B8 or 819-797-1210, or from ECU’s website, www.ecu.ca.

Interests of Participants in the Solicitation of Proxies

Golden Minerals and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed Transaction.  Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Golden Mineral’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the Transaction.  Copies of these documents can be obtained, without charge, at the SEC’s website at www.sec.gov or by directing a request to Golden Minerals at the address above.

For additional information please visit http://www.goldenminerals.com/ or contact:

Golden Minerals Company

Jerry W. Danni

(303) 839-5060

Executive Vice President

SOURCE: Golden Minerals Company

GOLDEN MINERALS COMPANY

CONSOLIDATED BALANCE SHEETS

(Expressed in United States dollars)

(Unaudited)

	June 30,	December 31,
	2011	2010
	(in thousands, except share data)
Assets
Current assets
Cash and cash equivalents	$84,998	$120,990
Investments	1,163	601
Prepaid expenses and other assets	1,603	1,695
Total current assets	87,764	123,286
Property, plant and equipment, net	14,043	10,139
Assets held for sale	—	1,795
Long term receivable	719	—
Prepaid expenses and other assets	324	398
Total assets	$102,850	$135,618
Liabilities and Equity
Current liabilities
Accounts payable and other accrued liabilities	$4,132	$2,931
Other current liabilities	77	67
Total current liabilities	4,209	2,998
Other long term liabilities	756	802
Total liabilities	4,965	3,800

Equity
Common stock, $.01 par value, 50,000,000 shares authorized; 15,302,675 and 15,124,567 shares issued and outstanding, respectivly	153	152
Additional paid in capital	186,193	185,051
Accumulated deficit	(88,066)	(53,550)
Accumulated other comprehensive income (loss)	(395)	165
Parent company’s shareholder’s equity	97,885	131,818
Total liabilities and equity	$102,850	$135,618

GOLDEN MINERALS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Expressed in United States dollars)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(in thousands, except share data)
Revenue:
Management service fees	$—	$7,945	$—	$11,118
Costs and expenses:
Costs of services	—	(918)	—	(2,535)
Exploration expense	(4,320)	(2,912)	(8,006)	(6,138)
El Quevar project expense	(9,114)	(3,504)	(17,851)	(5,973)
Administrative expense	(3,864)	(2,131)	(6,103)	(4,427)
Stock based compensation	(889)	(778)	(2,068)	(1,300)
Impairment of long lived assets	—	(162)	—	(275)
Other operating income & (expenses), net	(28)	69	416	494
Depreciation, depletion and amortization	(474)	(335)	(863)	(444)
Total costs and expenses	(18,689)	(10,671)	(34,475)	(20,598)
Loss from operations	(18,689)	(2,726)	(34,475)	(9,480)
Other income and expenses:
Interest and other income	108	(68)	141	202
Royalty income	74	159	130	159
Interest and other expense	—	—	—	(25)
Gain (loss) on foreign currency	(68)	(1)	(214)	12
Total other income and expenses	114	90	57	348
Loss from operations before income taxes	(18,575)	(2,636)	(34,418)	(9,132)
Income taxes	(16)	(994)	(98)	(1,537)
Net loss	$(18,591)	$(3,630)	$(34,516)	$(10,669)
Other comprehensive loss:
Unrealized gain (loss) on securities	(421)	73	(560)	(215)
Comprehensive gain (loss)	$(19,012)	$(3,557)	$(35,076)	$(10,884)
Net loss per Common Share — basic and diluted
Loss	$(1.24)	$(0.41)	$(2.32)	$(1.59)
Weighted average Common Stock outstanding - basic and diluted (1)	14,993,266	8,900,648	14,886,137	6,711,052

(1)   Potentially dilutive shares have not been included because to do so would be anti-dilutive.